UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 8, 2005


                              INTERMOST CORPORATION
             (Exact name of registrant as specified in its charter)


          WYOMING                        0-30430                 87-0418721
  -------------------------      ----------------------    ---------------------
       (State or other              (Commission File           (IRS Employer
       jurisdiction of                   Number)             Identification No.)
       incorporation)


  10th Floor, B10-07 Guomao Building, Renmin Road South, Shenzhen, China 518014
  -----------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


   Registrant's telephone number, including area code: (011) 86-755-8221-0238


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

      Check  the   appropriate  box  below  if  the  Form  8-K  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|X| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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

ITEM 8.01 OTHER EVENTS

      On February 8, 2005, Intermost Corporation ("IMOT") announced that it had entered into an Agreement and Plan of Share Exchange, dated as of February 8, 2005, to merge with Starwin Media Holding for an aggregate consideration of 150,000,000 shares of common stock and 5,000,000 shares of preferred stock.

      Prior to the closing, IMOT shall effect a seven-to-one reverse split of its common stock from approximately 86,687,761 shares of common stock to 12,383,966 shares of common stock.

      The closing of the merger is expected to occur by early April 2005 and is subject to a due diligence investigation and other closing conditions.

      A copy of the Press Release and the Agreement and Plan of Share Exchange are attached hereto as Exhibits 99.1 and 99.2.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS

(c) Exhibits.

EXHIBIT NO.       DESCRIPTION
-----------       -----------
99.1              Press Release issued on February 9, 2005

99.2 Agreement and Plan of Share Exchange, dated as of February 8, 2005, by and among Starwin Media Group Holding and Intermost Corporation.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            INTERMOST CORPORATION
Date: February 10, 2005

                                            By: /s/ Andy Lin
                                               ---------------------------------
                                               Name:  Andy Lin
                                               Title: Chief Executive Officer


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